UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INTERLEUKIN GENETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY STATEMENT
MAY 8, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, June 12, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at The Chrysler Center, 666 Third Avenue, New York, NY 10017. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ THOMAS R. CURRAN, JR.
THOMAS R. CURRAN, JR.
CHAIRMAN OF THE BOARD

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m.
DATE:	June 12, 2007
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The Chrysler Center, 666 Third Avenue, New York, NY 10017

PURPOSES:

1.                 To approve a proposed amendment to our Certificate of Incorporation, as amended (“Charter”) to increase from 75,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock authorized for issuance.

2.                 To re-elect Kenneth S. Kornman to serve on our Board of Directors until the 2010 Annual Meeting or until his successor is duly elected and qualified.

3.                 To ratify the appointment of Grant Thornton LLP as our independent public accountants for the fiscal year ending December 31, 2007.

4.                 To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on April 24, 2007. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ JOHN J. MCCABE
JOHN J. MCCABE SECRETARY

i

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452
(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting.

On or about May 14, 2007, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2006 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2006. You can also find a copy of our 2006 Annual Report on Form 10-K on the internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investors Relations section of our website at www.ilgenetics.com.

Who Can Vote?

Only stockholders who owned common stock or Series A Preferred Stock at the close of business on April 24, 2007 are entitled to vote at the annual meeting. On this record date, there were 27,601,644 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock outstanding.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. On the record date, there were a total of 27,601,644 shares of common stock outstanding. Each share of our Series A Preferred Stock entitles the holder to approximately 5.63 votes. On the record date there were 5,000,000 shares of Series A Preferred Stock outstanding, entitling the holder of those shares to an aggregate of 28,160,200 votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, U.S. Stock Transfer Corporation, or you have stock certificates, you may vote:

•       By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•       In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•       By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•       By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•       In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•       “FOR” the amendment to our Charter to increase the number of authorized shares of common stock;

•       “FOR” the re-election of Kenneth S. Kornman to serve on our Board of Directors until the 2010 Annual Meeting or until his successor is duly elected and qualified; and

•       “FOR” the ratification of the appointment of our independent public accountants for our fiscal year ending December 31, 2007.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•       signing a new proxy card and submitting it as instructed above;

•       if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

•       notifying  our Secretary in writing before the annual meeting that you have revoked your proxy; or

•       attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 2 and 3 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Approve Amendment to Our Charter To Increase the Number of Authorized Shares of Common Stock

The affirmative vote of a majority of our outstanding common stock and preferred stock voting together on an as-converted to common stock basis is required to approve this amendment to our charter. Abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 2: Re-Elect Kenneth S. Kornman to our Board of Directors

The affirmative vote of a plurality of our outstanding common stock present or represented by proxy and entitled to vote at the annual meeting is required to re-elect Kenneth S. Kornman to our Board of Directors. Abstentions are not counted for purpose of electing directors. You may vote either FOR the nominee, or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Our Independent Public Accountants

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent accountants for 2007, our Audit Committee of the Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, U.S. Stock Transfer Corporation, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain Broadridge Financial Services, Inc. (formerly ADP Investor Communication Services) to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock and our Series A Preferred Stock on an as-converted to common stock basis constitutes a quorum for this meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Tuesday, June 12, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at The Chrysler Center, 666 Third Avenue, New York, NY 10017. When you arrive at the meeting signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as “householding,” however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, U.S. Stock Transfer Corporation, by calling them at 1-818-502-1404.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another one of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•       If your shares of our common stock are registered in your own name, please contact our transfer agent, and inform them of your request by calling them at 1-818-502-1404 or writing them at 1745 Gardena Avenue, Glendale, CA 91204-2991.

•       If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2007 for (a) the executive officers named in the Summary Compensation Table on page 16 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known to us to beneficially own more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on a total of 27,601,644 shares of common stock issued and outstanding on March 31, 2007.

	Amount and Nature
	of beneficial
Name and Address of Beneficial Owner(1)	Ownership		Percent
Pyxis Innovations Inc.	34,970,525	(2)	58.46%
7575 Fulton Street East
Ada, MI 49355
Stephen Garofalo	3,233,467	(3)	11.71%
6 Teal Court
New City, NY 10956
Jeffrey K. Peterson	2,136,148	(4)	7.74%
1707 Waldenmere Street
Sarasota, FL 34239
Cathy Fine	1,449,800	(5)	5.25%
131 Talmadge Hill Road
New Canaan, CT 06840
Timothy J. Richerson	12,500		*
Kenneth S. Kornman	1,489,004	(6)	5.30%
David A. Finkelstein	12,500		*
Ramon W. Mohanlal	92,132	(7)	*
John J. McCabe	22,817	(8)	*
Philip R. Reilly	700,000	(9)	2.47%
George D. Calvert	0	(10)	*
Thomas R. Curran, Jr.	0	(11)	*
Dianne E. Bennett.	0	(12)	*
All executive officers and directors as a group (9 persons)	2,328,953	(13)	8.06%

                 * Represents less than 1% of the issued and outstanding shares.

       (1) Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.

       (2) Based solely on a Schedule 13D/A Amendment No. 4 filed on August 18, 2006 with the SEC by Pyxis Innovations Inc., which reported ownership as of August 17, 2006. Includes 5,000,000 shares of Series A Preferred Stock presently convertible into 28,160,200 shares of common stock and convertible notes with an original aggregate principal amount of $2,595,336, the principal of which is convertible into 4,060,288 shares of common stock.

       (3) Based solely on a Schedule 13G/A Amendment No. 7 filed on January 17, 2007 with the SEC by Mr. Garofalo, which reported ownership as of December 31, 2006. Mr. Garofalo is the beneficial owner as follows: (i) 2,368,500 of these shares are owned directly by Mr. Garofalo; (ii) 50,000 of these shares are owned by Mr. Garofalo’s spouse; and (iii) 814,967 of these shares are owned by First Global Technology Corp. (“First Global”). Mr. Garofalo is the controlling stockholder of First Global and, as such, has voting and investment power of those shares of common stock owned by First Global.

       (4) Based solely on a Schedule 13G/A Amendment No. 1 filed on January 19, 2007 with the SEC by Mr. Peterson, which reported ownership as of December 31, 2006.

       (5) Based solely on information received by us from Ms. Fine in February 2005. Includes 108,000 shares of common stock held by her children. Ms. Fine disclaims beneficial ownership of these shares.

       (6) Includes 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of these shares. Dr. Kornman disclaims beneficial ownership of these shares. Includes 504,031 shares of common stock issuable pursuant to options held by Dr. Kornman.

       (7) Includes 85,835 shares of common stock issuable pursuant to options held by Dr. Mohanlal.

       (8) Includes 14,817 shares of common stock issuable pursuant to options held by Mr. McCabe.

       (9) Includes 693,000 shares of common stock issuable pursuant to options held by Dr. Reilly.

(10) Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Dr. Calvert does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(11) Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Curran does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(12) Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Ms. Bennett does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(13) See footnotes 6 through 12 above.

MANAGEMENT

Our Board of Directors

We are managed under the direction of our Board of Directors. Our Board of Directors is divided into three classes, Class I, Class II and Class III. The holders of shares of Series A Preferred Stock are entitled to elect up to four directors to our Board of Directors (the “Series A Directors”). The Series A Directors are not apportioned among classes. Each of the Series A Directors is nominated and elected by Pyxis, as the sole holder of shares of our Series A Preferred Stock.

On March 9, 2007, the Nominating Committee of our Board of Directors voted to nominate Kenneth S. Kornman for election at our 2007 Annual Meeting for a term of three years to serve until the 2010 annual meeting of stockholders or until his successor has been duly elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships, if any.

Name	Age	Position with the Company
Thomas R. Curran, Jr.	48	Director and Chairman of the Board
George D. Calvert	43	Director
Dianne E. Bennett	58	Director
Kenneth S. Kornman	59	Director, President and Chief Scientific Officer

THOMAS R. CURRAN, JR. joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003. He is the Associate General Counsel/Corporate Development and Commercial Transactions of Alticor Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide, and which is the parent of Pyxis Innovations Inc. He has held this position for the past five years. He also holds the position of Chief Legal Officer for Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. Prior to joining Alticor, Mr. Curran was a partner in the law firm of Howard & Howard in Bloomfield Hills, Michigan. From 1982 to 1991, Mr. Curran worked for the Polaroid Corporation in various domestic and international financial and managerial positions. Mr. Curran holds a Bachelor of Arts from Providence College, a Master of International Management from the Thunderbird School of Global Management and a Juris Doctorate from Suffolk University Law School.

GEORGE D. CALVERT joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003. He is the Vice President, Research & Development/Quality Assurance of Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. He has held this position for the past five years. Dr. Calvert has previously held the positions of Director Quality Assurance/Analytical Services with Access Business Group LLC, and Senior Manager Home Tech Research & Development with Amway Corporation. Dr. Calvert earned a Ph.D. in Analytical Chemistry from the University of South Carolina and a Bachelor of Science degree in Chemistry from the College of William and Mary.

DIANNE E. BENNETT joined the Board of Directors as a Series A Director effective June 13, 2006. She is the Director of Administration of Alticor Inc., a company engaged in the principle business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. Ms. Bennett has been an employee of the Alticor family of companies for over 25 years in positions that include Supervisor of Internal Audit, Manager of International Finance, Manager of Affiliate Support, Sr. Manager of Corporate/North American

Accounting and Director of the Program Management Office. Ms. Bennett holds a Bachelor’s degree in Accounting from Aquinas College and a Master’s in Business Administration from Western Michigan University. She is a CPA and member of the American Institute of Certified Public Accountants.

KENNETH S. KORNMAN, DDS, Ph.D., joined the Board of Directors on August 17, 2006. He is our co-founder and currently holds the positions of President and Chief Scientific Officer. Prior to founding the Company in 1986, he was a Department Chairman and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published three books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a BA in Economics from Duke University. He obtained a DDS from Emory University. Dr. Kornman also holds an MS (Periodontics) and a Ph.D (Microbiology-Immunology) from the University of Michigan.

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the American Stock Exchange and the Boston Stock Exchange: George D. Calvert, Thomas R. Curran, Jr. and Dianne E. Bennett.

Committees of the Board of Directors and Meetings

Our Board of Directors has established five standing committees, Audit, Compensation, Nominating, Strategic Planning and Operations, each as described below.

Meeting Attendance.   During the fiscal year ended December 31, 2006, the Board of Directors met ten times. Each of our Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which they are a member. The Board has adopted a policy under which each member of the Board of Directors is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. Two of the directors attended our 2006 annual meeting of stockholders.

Audit Committee.   Our Audit Committee met seven times during the fiscal year ended December 31, 2006.  This committee currently consists of Dianne E. Bennett (Chairperson), Thomas R. Curran, Jr. and George D. Calvert. Our Audit Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission, the American Stock Exchange and the Boston Stock Exchange, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Bennett and Mr. Curran are each “audit committee financial experts” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Compensation Committee.   Our Compensation Committee met four times during the fiscal year ended December 31, 2006. The Compensation Committee currently consists of George D. Calvert (Chairman), Thomas R. Curran, Jr. and Dianne E. Bennett. Our Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants under our 2000 Employee Stock Compensation Plan and 2004 Directors, Officers and Employees Stock Compensation Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definitions promulgated by the American Stock Exchange and the Boston Stock Exchange.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

To date, the Compensation Committee has not adopted a written charter, but is in the process of adopting one.

Nominating Committee.   Our Nominating Committee did not meet formally during fiscal 2006. The Nominating Committee currently consists of Thomas R. Curran, Jr. (Chairman), George D. Calvert and Dianne E. Bennett. All members of the Nominating Committee qualify as independent under the definition promulgated by the American Stock Exchange and the Boston Stock Exchange. The Nominating Committee’s charter was filed with our proxy statement for the 2004 Annual Meeting of Stockholders, filed with the SEC on or about April 29, 2004. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

A copy of the Nominating Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Strategic Planning Committee.   Our Strategic Planning Committee was formed in March 2003. The Strategic Planning Committee advises management in the preparation of a Strategic Plan, reviews and approves the Strategic Plan before its submission to the full Board of Directors for approval, reviews and approves any additions or changes to the Strategic Plan and sets and approves measurement standards consistent with the goals established in the Strategic Plan.

Operations Committee.   Our Operations Committee was formed in March 2003. The Operations Committee advises management in the preparation of the annual Operating Plan and approves the plan for submission to the full Board of Directors. The Operations Committee will also review the plan and assure that the activities established in the plan are reflected in the operating budget.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of three members, George D. Calvert, Thomas R. Curran, Jr. and Dianne E. Bennett. None of our executive officers serve on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee. There is no family relationship between or among the directors (including the Series A Directors) and executive officers.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns regarding us should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•       junk mail and mass mailings

•       resumes and other forms of job inquiries

•       surveys

•       solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided  that any communication that is filtered out will be made available to any outside director upon request.

Corporate Opportunity Agreement

We have agreed to certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement, as set forth in the Series A Preferred Stock Purchase Agreement dated March 5, 2003, regulates and defines the conduct of certain of our affairs as they may involve Pyxis as our majority stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities.

Except under certain circumstances, Pyxis and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, or one of our directors appointed by Pyxis, and its affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both Pyxis and its affiliates and us, to the fullest extent permitted by law, Pyxis and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to you for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person.

Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity.

The terms of this agreement will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. Of our executive officers, we have employment agreements with Mr. Richerson, Dr. Kornman, Mr. Finkelstein and Dr. Reilly. All other executives are at-will employees.

Name	Age	Position
Timothy J. Richerson	46	Chief Executive Officer
David A. Finkelstein	46	Chief Strategy Officer
Ramon W. Mohanlal	48	Chief Medical Officer
John J. McCabe	39	Chief Accounting Officer

TIMOTHY J. RICHERSON joined us in August, 2006 following three years as a Member and the President of Alan James Group, LLC. Mr. Richerson began his career in consumer products in 1984 with Beecham Products (now Glaxo Smithkline). After Smithkline to 1997, he assumed increasing managerial positions to become Vice President of Sales at Playtex Products, which at the time was owned by T.H. Lee Partners and eventually went public on the NYSE. In 1997, Mr. Richerson joined Rexall Sundown Inc., a public company and marketer of vitamin, sports nutrition and diet products. During his time with Rexall, he served as both the General Manager (1997-1999) and President (2000-2002).

DAVID A. FINKELSTEIN joined us in August, 2006 following three years as a Member and the Chief Operating Officer at Alan James Group, LLC. He is a software developer, entrepreneur, general manager and systems consultant. Mr. Finkelstein founded Path Systems, a software firm, where he developed one of the first multi-user dental practice management systems. In 1992, Mr. Finkelstein founded Reference Media Corporation (RMC), a computer consulting firm. In 1995, with the emergence of the wide area networking marketplace and the growing global acceptance of the Internet, he formed Internet Communication Network Corp., which became Fusive in 1999. Fusive designed ContactPointTM Solutions and was sold to a Fortune 500 company in June, 2002. Mr. Finkelstein earned his BSME at the University of Vermont (‘81) and is a Professional Engineer. He also earned his MBA at York University (‘84) in Toronto, Canada. Mr. Finkelstein is active in several not-for-profit organizations.

RAMON W. MOHANLAL, MD, Ph.D., MBA, joined us as our Chief Medical Officer in July, 2005. He is a physician with specialist training in internal medicine and cardiology and has 12 years of experience in the biopharmaceutical industry. Prior to joining us, Dr. Mohanlal spent three and a half years as Medical Director at Vertex Pharmaceuticals, Inc, where he was responsible for developing its anti-inflammatory drug portfolio. He was co-founder of, and served as acting Chief Executive Officer and Director of Research and Development at Syncytium, Inc. Prior to that, he worked for Pharmacia and GlaxoWellcome in clinical drug development positions of increasing managerial seniority. Dr. Mohanlal holds a MD and Ph.D. (Cardiology) from the University of Leiden, The Netherlands. He obtained a MBA from AIU and attended the greater Boston executive management program at the MIT/Sloan School of Management.

JOHN J. MCCABE, joined us as our Controller in May, 2004. In August 2005, he was appointed the Chief Accounting Officer. From 1998 until joining the Company, Mr. McCabe served as the Controller and Chief Accounting Officer for SatCon Technology Corporation, a developer and manufacturer of electronics and generators/motors for the Renewable Energy, Hybrid-Electric Vehicle, Grid Support, High Reliability Electronics and Advanced Power Technology markets. From 1994 through January 1998, Mr. McCabe was employed with Aggregates Industries, Inc., an environmentally responsible producer of high quality construction materials, serving in various capacities including Assistant Controller. From 1989 through May 1994, Mr. McCabe worked for the public accounting firm of PricewaterhouseCoopers, LLC. Mr. McCabe holds a B.S. degree in Business Administration from the University of Vermont. He is a CPA.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to our named executive officers during 2006 and describes actions regarding compensation taken before or after 2006 when such information provides context for enhancing the understanding of our executive compensation program.

Our Board of Directors appoints the members of its Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program. The principal elements of our executive compensation program are base salary, annual bonus, long-term equity incentives in the form of stock options, restricted stock and vested stock, and post-termination severance and acceleration of vesting of equity awards upon certain termination and/or change of control events. The objectives of our executive compensation program are to position the aggregate of these elements at a competitive level that is commensurate with our size, industry and sustained performance.

The Compensation Committee generally makes recommendations to our Board of Directors based upon management’s request and recommendations provided to it by our Chief Executive Officer. Our Board of Directors considers and has final approval over the recommendations of the Compensation Committee regarding the compensation of our named executive officers, including the severance terms of their employment agreements. The goal in negotiating employment agreements with our named executive officers is and continues to be the retention of talented executives and stability and continuity of management. The Compensation Committee negotiated the employment agreements with our named executive officers with these same goals in mind.

Objectives and Philosophy

Our compensation programs are designed to attract, motivate and retain talented and dedicated executive officers; provide our executive officers with both cash and equity incentives to promote strong performance and the attainment of goals set for them by the Compensation Committee and our Board of Directors; provide our executive officers with long-term equity incentives as a means of maximizing retention; provide stability and continuity of management; and align the interests of our executive officers with those of our stockholders. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, expectations and rewards for achievement of the goals. Because we believe the performance of every employee is important to our success, we are mindful of the effect of our executive compensation program on all of our employees.

Absent extraordinary events, such as our acquisition of the Alan James Group in August 2006, which substantially altered the composition of our named executive officers, our Compensation Committee meets annually to set recommendations relative to our named executive officers for base salaries and equity awards to be paid for the then current year and any bonuses to be paid for performance during the then prior year. In setting annual recommendations for salaries, equity awards and bonuses, the Compensation Committee reviews the individual contributions of each executive officer and the achievement of predetermined corporate, departmental and individual performance goals.

Competitive Market.   We are in the practice of benchmarking executive compensation and in doing so, we consider the publicly available compensation data from companies that are comparable to us both by industry and geographical region, which we consider and refer to as our peer companies. As a result of our acquisition of the Alan James Group in August 2006, we added a significant commercial segment to our business. To identify companies with whom we compete for executive talent, we consider our competitive markets to be the industries of personalized health and the commercialization and sales of nutritional supplements and OTCeuticals.

Compensation Components

Base Salary

Annual base salary has been, and continues to be, the largest component of our executive compensation program, and the same is true for our employees generally. Base salaries for our named executives depend on the scope of their experience, responsibilities, performance, the period over which they have performed those responsibilities and, importantly for us in 2006, any extraordinary events, such as our acquisition of the business and assets of the Alan James Group. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

Decisions regarding salary increases are reviewed on an annual basis or in connection with a promotion or addition of significant responsibilities and take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the company. We believe that our executive base salaries should be targeted at the top twenty-five percent of the range of salaries for executives in similar positions with similar responsibilities at our peer companies. However, we acknowledge that the base salaries for our named executives may fall below such targets.

For example, in March 2006, the Compensation Committee increased the base salary of Kenneth S. Kornman, our then Chief Executive Officer, President and Chief Scientific Officer, and current President and Chief Scientific Officer. The Compensation Committee based this increase on Dr. Kornman’s long tenure and ongoing contributions to our growth and development; the committee’s confidence in his ability to further our corporate goals of identifying and implementing strategic initiatives; increasing our revenues; securing and retaining talented employees, including members of our management team; and the desire to more closely align his salary with those of similarly situated executives at our peer companies. Furthermore, in connection with our acquisition of the Alan James Group in August 2006, Timothy J. Richerson, the then President of the Alan James Group, became our Chief Executive Officer. In establishing Mr. Richerson’s base salary, the Compensation Committee considered his more than twenty years of experience in consumer products and three years as President of the Alan James Group.

In establishing annual salaries for our existing and new named executive officers, the Compensation Committee views each individual’s contributions as factors that will optimize our ability to achieve the corporate goals for our two business segments. The Compensation Committee takes into account that these contributions have been, and will continue to be, instrumental in achieving our overall goal of developing tests and products that can help individuals improve and maintain their health through preventive measures.

Bonus

To date, annual bonuses have been the smallest component of our executive compensation program. Bonuses are paid to our executives at the sole discretion of our Board of Directors, and in some cases, maximum bonus amounts in the form of a percentage of base salary are set forth in the employment agreements with certain of our executives. In making its determination, our Board of Directors evaluates the overall performance of the company, the performance of the business area or function that the named executive leads and an assessment of each executive’s performance against expectations, which were established at the beginning of the year.

We did not pay bonuses to our named executive officers in 2006 or 2005; however, bonuses in the amount of $25,000 were paid to certain of our named executive officers in 2004. To the extent that bonuses are paid to our executive officers, during the first quarter of the fiscal year following the completed year for which performance is measured, the Compensation Committee reviews the company’s final full year financial results against the financial, strategic and operational goals established for the year and in recent prior years. Based on that review, the Compensation Committee determines whether to pay bonuses and if so, the amounts to be paid. If the Compensation Committee recommends that bonuses should be paid and the Board of Directors agrees with the committee’s assessment, then the bonuses are paid in the first quarter of the fiscal year following the completed year for which performance is measured.

Long-term Equity Incentives

Our equity incentive compensation program is designed to recognize an executive’s scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our stockholders’ and retain the executives through the term of the awards. We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity awards in the form of stock options, restricted stock and vested stock. Our 2000 Employee Stock Compensation Plan, and our 2004 Employee Stock Compensation Plan, are the vehicles that allow for the grant to our executive officers of stock options, restricted stock, and other equity-based awards.

At various times during recent fiscal years, as influenced by various regulatory initiatives impacting equity compensation, we have opted to grant either stock options, restricted stock or vested stock, or some combination of these equity awards to our executives, and we will continue to reevaluate how we grant certain equity awards as our business and the regulatory environment for the accounting and tax treatment of equity awards evolve. The amount of equity incentive compensation granted in 2006 was based upon the strategic, operational and financial performance of the company overall and reflects the executives’ expected contributions to our future success as an enterprise. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our common stock.

We typically make an initial grant of equity to new executives and additional performance-based equity grants, as well as equity grants to reflect promotions in certain cases, as part of our executive compensation program. We have not adopted stock ownership guidelines. In the recent fiscal years prior to 2006, these initial, performance-based and promotion related equity awards to our named executives took the form of stock options. In 2006, we opted instead to grant such equity awards in the form of restricted stock, vested stock or vested stock agreed to be paid in future annual installments if the executive continues to be employed by us. We are in the process of comparing and evaluating the different forms of equity compensation to determine the method that maximizes our ability to incentivize and retain our executives into the future.

We have accounted for stock option grants under Statement of Financial Accounting Standards No. 123, Share-Based Payment (SFAS No. 123) since 2002, and adopted SFAS No. 123, as revised, in 2004 (SFAS No. 123R) beginning in 2006. Other than our Chief Medical Officer, each of our named executives received grants of vested stock in 2006. These grants to our executives serving before the closing of our acquisition of the Alan James Group were influenced by their significant efforts and service in the successful closing and continuing integration of the new business segment. The grants to the executives we hired in connection with the acquisition were influenced by the acquisition negotiations and our interest in making these executives valued and vested members of the company. Furthermore, in order to induce continuity of our management, these grants carry future annual installments provided the executives continue their employment with us.

Whether the equity awards are stock options that vest or restricted stock where the restrictions lapse, each form of equity requires continued service for the realization of value. Continued service with us depends on the achievement by our executives of personal and company goals and objectives. We believe that the contingencies related to our equity awards aid the company in retaining executives and motivating them toward longer-term performance. Under the terms of our equity incentive plans, unvested stock options and restricted stock are forfeited if the executive voluntarily leaves the company.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. Additionally and in particular circumstances, we pay life insurance premiums and monthly automobile allowances to certain of our named executive officers. We believe these forms of compensation create additional incentives for an executive to join our company in a position where there is high market demand. These forms of compensation are, however, approved by the Compensation Committee in its discretion, and are typically structured not to exceed certain monetary amounts and/or time periods.

Severance and Change in Control Benefits

We provide protections for certain of our named executive officers by including severance and change of control provisions in their employment agreements. We provide these protections in order to attract and retain highly skilled and experienced executive officers, as well as to align the interests of our executives with those of our stockholders. We believe that the increased difficulty of finding comparable employment opportunities at the level of Chief Executive Officer or President requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

Therefore, if terminated without cause, we have agreed to pay severance to our Chief Executive Officer an amount equal to a maximum of eighteen months of the then current base salary and to our President an amount equal to a maximum of twelve months of the then current base salary. Additionally, we have agreed to pay severance to certain other of our other named executives in amounts ranging from a maximum of six to twelve months of their then current base salaries and in the case of each named executive, all accrued but unpaid compensation, as recommended by the Compensation Committee and approved by our Board of Directors. Finally, pursuant to the employment agreements of certain of our named executive officers, any of their unvested common stock will become fully vested in connection with a termination without cause or a change in control of the company.

Conclusion

As a small, growing company that completed a significant acquisition in August 2006, which resulted in the addition of a new, commercial segment to our business, we continue to review and modify our executive compensation program as a means of optimizing our ability to retain and motivate our senior executive officers and to reward them for outstanding individual and corporate performance in pursuit of our goal of increasing stockholder value over the long term.

Summary Compensation Table

The following table reflects the total compensation paid or accrued during the fiscal year ended December 31, 2006 to (1) our Chief Executive Officer, (2) our Principal Financial Officer, (3) our former Chief Executive Officers and (4) each of our other executive officers who earned more than $100,000 in total compensation during the fiscal year ended December 31, 2006. This table also includes one additional executive who would have been among the most highly compensated executive officers except for the fact that he was no longer serving as an executive officer of the Company on December 31, 2006.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Timothy J. Richerson,	2006	$114,606	$—	$63,000	(9)	$—		$—	$—	$—		$177,606
Chief Executive Officer(2)
Kenneth S. Kornman,	2006	$331,262	$—	$54,844	(10)	$316,800	(11)	$—	$—	$2,720		$705,626
President and Chief Scientific Officer(3)
Philip. R. Reilly(4)	2006	$235,920	$—	$48,803	(12)	$316,800	(13)	$—	$—	$1,000		$602,523
David A. Finklestein	2006	$114,606	$—	$63,000	(14)	$—		$—	$—	$—		$177,606
Chief Strategy Officer(5)
Ramon W. Mohanlal,	2006	$277,200	$—	$—		$95,400	(15)	$—	$—	$—		$372,600
Chief Medical Officer(6)
John J. McCabe	2006	$148,400	$—	$52,000	(16)	$20,938	(17)(18)	$—	$—	$1,000		$222,338
Controller and Chief Accounting Officer(7)
Gregg Mayer(8)	2006	$149,368	$—	$33,369	(19)	$—		$—	$—	$126,597	(20)	$309,333

          (1) See Note 13 to our Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards.

          (2) Mr. Richerson joined the Company on August 17, 2006 as Chief Executive Officer.

          (3) Dr. Kornman also held the position of Chief Executive Officer from March 31, 2006 through August 16, 2006.

          (4) Dr. Reilly held the position of Chief Executive Officer from 2002 to March 31, 2006. He continues to be employed by the company on a part-time basis.

          (5) Mr. Finkelstein joined the Company on August 17, 2006 as Chief Strategy Officer.

          (6) Dr. Mohanlal joined the Company on July 1, 2005 as Chief Medical Officer.

          (7) Mr. McCabe joined the Company on May 17, 2004 as Controller. Effective August 15, 2005, Mr. McCabe also holds the position of Chief Accounting Officer (Principal Financial Officer).

          (8) Mr. Mayer joined the Company on April 1, 2006 as Chief Business Officer. His employment with the Company was terminated effective November 10, 2006.

          (9) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to Mr. Richerson on August 17, 2006.

    (10) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to be awarded to Dr. Kornman on April 1, 2007.

    (11) Represents the compensation expense incurred by us in fiscal 2006 in connection with option grants to Dr. Kornman on December 11, 2003 to purchase 150,000 shares of common stock.

    (12) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to be awarded to Dr. Reilly on April 1, 2007.

    (13) Represents the compensation expense incurred by us in fiscal 2006 in connection with option grants awarded to Dr. Reilly on September 30, 2006 and December 11, 2003 to purchase 150,000 shares of common stock.

    (14) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to Mr. Finkelstein on August 17, 2006.

    (15) Represents the compensation expense incurred by us in fiscal 2006 in connection with option grants to Dr. Mohanlal on July 1, 2005 to purchase 200,000 shares of common stock.

    (16) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to Mr. McCabe on February 7, 2006.

    (17) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to Mr. McCabe on June 14, 2004.

    (18) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to Mr. McCabe on December 7, 2005.

    (19) Represents the compensation expense incurred by us in fiscal 2006 in connection with stock grants to be awarded to Mr. Mayer on April 1, 2006.

    (20) Includes $126,267 of compensation expense associated with a separation agreement entered into with Mr. Mayer on December 18, 2006.

2006 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2006 to each of the executive officers named in the Summary Compensation Table.

									All Other	All
									Stock	Other
									Awards:	Option	Exercise
									Number of	Awards:	or	Exercise
			Estimated Future Payouts			Estimated Future Payouts			Shares of	Number	Base	or
			Under Non-Equity Incentive			Under Equity Incentive			Units	of Securities	Price of	Price of
			Plan Awards			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Approval	Threshhold	Target	Maximum	Threshhold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)
Timothy J. Richerson	8/17/2006	8/16/2006					37,500		12,500
Kenneth S. Kornman	3/30/2006	3/30/2006					37,500
Philip R. Reilly	3/30/2006	3/30/2006					7,000		3,000
David A. Finkelstein	8/17/2006	8/16/2006					12,500		12,500
John J. McCabe	2/7/2006	2/7/2006							8,000
Gregg Mayer	4/3/2006	3/30/2006							8,000

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Of our named executive officers, we have entered into employment agreements with Timothy J. Richerson, Kenneth Kornman, David A. Finkelstein and Philip R. Reilly. The material terms of their employment agreements are described below. The descriptions aid in the understanding and interpretation of certain data points found in the tables contained in this Executive Compensation section.

Timothy J. Richerson

On August 17, 2006, we entered into a three-year employment agreement with Timothy J. Richerson, our Chief Executive Officer, which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our common stock, annual grants of an additional 12,500 fully-vested shares of our common stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance. This employment agreement is terminable by Mr. Richerson upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or eighteen months following the date of termination. In the event of a change of control, all unvested shares of our common stock held by Mr. Richerson would automatically vest. In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

Kenneth Kornman, DDS, Ph.D.

On March 30, 2006, we entered into an Employment Agreement with our President, Chief Executive Officer, and Chief Scientific Officer, Kenneth S. Kornman. Under the Agreement, Dr. Kornman will be employed for a period of three years, will receive a base salary at an annual rate of $340,000 and will be eligible to receive annual bonuses solely at the discretion of the Board of Directors. While Dr. Kornman remains employed by us, he will receive a grant of 12,500 shares of our common stock on the first three anniversaries of March 30, 2006. Dr. Kornman will be entitled to participate in our employee benefit plans that we provide or may establish for the benefit of our executives management generally (for example, group life, disability, medical, dental and other insurance, retirement pension, profit-sharing and similar plans). While Dr. Kornman remains employed by us, he will receive $3,296 annually for reimbursement of life insurance premiums and $600 per month as an automobile allowance.

Pursuant to the Agreement, if Dr. Kornman is terminated for Cause (as defined in the Agreement) or leaves without Good Reason (as defined in the Agreement), we shall not be obligated to make any further payment to Dr. Kornman (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to Dr. Kornman under the Agreement. Under the Agreement termination as a result of Dr. Kornman’s death or disability is treated effectively as a termination for Cause. If Dr. Kornman is terminated by us without Cause or if Dr. Kornman terminates his employment with us for Good Reason (as defined in the Agreement), then, in addition to the accrued salary and benefits, Dr. Kornman shall be entitled to: (i) salary continuation at the salary Dr. Kornman was receiving at the time of termination for a period of up to twelve (12) months following termination; and (ii) continued participation in any employee health plan to which Dr. Kornman was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Kornman had participated as an employee, for up to twelve (12) months following termination.

If Dr. Kornman is terminated by us upon a Cessation of the Business (as defined in the Agreement) Dr. Kornman shall be entitled to (i) salary continuation at the salary Dr. Kornman was receiving at the time of termination for a period of up to three (3) months following termination; and (ii) continued participation in any employee health plan to which Dr. Kornman was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Kornman had participated as an employee, for up to three (3) months following termination

If Dr. Kornman is terminated by us without Cause (as defined in the Agreement), Dr. Kornman terminates his employment with us for Good Reason (as defined in the Agreement), or the term of the Agreement expires, then Dr. Kornman shall be permitted to exercise any then-outstanding stock options for a period of up to two years from such termination.

David A. Finkelstein

On August 17, 2006, we entered into an employment agreement with David A. Finkelstein, our Chief Strategy Officer, expiring on December 31, 2007 which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our common stock, annual grants of an additional 12,500 fully-vested shares of our common stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance. This employment agreement is terminable by Mr. Finkelstein upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or twelve months following the date of termination. In the event of a change of control, all unvested shares of our common stock held by Mr. Finkelstein would automatically vest. In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

Philip R. Reilly, MD, JD

On March 30, 2006, we entered into an Amended and Restated Employment Agreement with Philip R. Reilly. Under the Agreement, Dr. Reilly will be employed for a period of two years (plus up to one additional year by mutual agreement), will receive a base salary at an annual rate of $185,000 and will be eligible to receive annual bonuses solely at the discretion of the Board of Directors. While Dr. Reilly remains employed by us, he will receive a grant of 3,000 shares of our common stock on September 30, 2006 and an additional 7,000 shares of common stock on March 30, 2007. Dr. Reilly will be entitled to participate in employee benefit plans that we provide or may establish for the benefit of its executive management generally (for example, group life, disability, medical, dental and other insurance, retirement pension, profit-sharing and similar plans). While Dr. Reilly remains employed by us, he will receive $3,296 annually for reimbursement of life insurance premiums and $600 per month as an automobile allowance. Dr. Reilly will also receive up to $6,000 as reimbursement of legal fees incurred in negotiating the Agreement.

Pursuant to the Agreement, if Dr. Reilly is terminated for Cause (as defined in the Agreement) or leaves without Good Reason (as defined in the Agreement), we shall not be obligated to make any further payment to Dr. Reilly (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to Dr. Reilly under the Agreement. Under the Agreement termination as a result of Dr. Reilly’s death or disability is treated effectively as a termination for Cause.

If Dr. Reilly is terminated by us without Cause (as defined in the Agreement) or upon a Cessation of the Business (as defined in the Agreement) or if Dr. Reilly terminates his employment with us for Good Reason (as defined in the Agreement), then, in addition to the accrued salary and benefits, Dr. Reilly shall be entitled to: (i) salary continuation at the salary Dr. Reilly was receiving at the time of termination for a period of up to six (6) months following termination; and (ii) continued participation in any employee health plan to which Dr. Reilly was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Reilly had participated as an employee, for up to six (6) months following termination.

If Dr. Reilly is terminated by us without Cause (as defined in the Agreement), Dr. Reilly terminates his employment with us for Good Reason (as defined in the Agreement), or the term of the Agreement expires, then Dr. Reilly shall be permitted to exercise any then-outstanding stock options for a period of up to two years from such termination.

Additionally, pursuant to the form of incentive stock option agreement and non-qualified stock option agreement under our 2000 Employee Stock Compensation Plan, stock options granted under that plan to our named executive officers and other employees will immediately vest upon a “change of control” of Interleukin, as defined in the Plan as follows:

the consummation of: (x) a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of the continuing or surviving entity immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization; (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or (z) the stockholders of the Company approve the dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Under this definition, the issuance of the Series A Preferred Stock did not constitute a change of control of Interleukin.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2006, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Timothy J. Richerson								37,500	$219,375
Kenneth S. Kornman	25,125	—	$2.75		5/30/2007
	5,156	—	$1.50		11/30/2008
	13,750	—	$0.75		3/17/2009
	40,000	—	$2.88		11/29/2009
	150,000	—	$1.22		4/4/2011
	30,000	—	$0.91		3/17/2012
	30,000	—	$1.65		3/23/2013
	30,000	—	$4.70		12/11/2013
	150,000	—	$4.70		12/11/2013
	30,000	—	$3.65		12/14/2014
								37,500	$219,375
Philip R. Reilly	16,000	—	$1.25		11/22/2008
	148,606	—	$2.88		11/29/2009
	351,394	—	$2.88		11/29/2009
	57,000	—	$1.22		4/4/2011
	30,000	—	$1.65		3/23/2013
	30,000	—	$4.70		12/11/2013
	150,000	—	$4.70		12/11/2013
	30,000	—	$3.65		12/15/2014
								7,000	$40,950
David A. Finkelstein								12,500	$73,125
Ramon S. Mohanlal	65,000	135,000	$3.00		7/1/2015
John J. McCabe	11,000	11,000	$4.20		6/17/2014
	2,567	—	$3.65		12/15/2014
	1,250	3,750	$4.10		12/7/2015

(1)             The market value of the stock awards is determined by multiplying the number of shares times $5.85, the closing price of our common stock on the AMEX on December 29, 2006, the last trading day of our fiscal year.

OPTION EXERCISES

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Timothy J. Richerson	—	$—	12,500	$63,000
Kenneth S. Kornman	10,000	$38,500	—	$—
Philip R. Reilly	320,000	$1,588,278	3,000	$18,090
David A. Finkelstein	—	$—	12,500	$63,000
John J. McCabe	—	$—	8,000	$46,600

(1)          Amounts shown in this column do not necessarily represent actual realized value from the sale of the shares acquired upon exercise of options because in many cases these shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)          The value realized is calculated by multiplying the number of vested shares times the closing price of our common stock on the American Stock Exchange on the applicable vesting date.

Potential Payments Upon Termination Or Change-In-Control

See descriptions of certain of our named executives employment agreements under subsection “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,436,621	$3.09	1,992,028
Equity compensation plans not approved by security holders(2)	456,394	2.66	—
Total	1,893,015	$2.99	1,992,028

(1)          These plans consist of our 1996 Equity Incentive Plan, our 2000 Employee Stock Compensation Plan and our 2004 Employee, Director and Consultant Stock Plan.

(2)          These plans consist of the Non-Qualified Stock Option Agreements, between the Company and Philip R. Reilly, dated June 1, 1999 and November 30, 1999, the Research Transfer Agreement between the Company and the University of Sheffield, effective July 1, 1999 and the Consulting Agreement between the Company and Gordon Duff, effective July 1, 1999.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

On June 1, 1999, we entered into a Non-Qualified Stock Option Agreement with Philip R. Reilly to induce him to enter a consulting services agreement dated the same day and to encourage him to become our Chairman of the Board of Directors. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 240,000 shares of our common stock at $.50 per share on or before the option’s expiration date of June 1, 2009. These options vested in equal increments of 8,000 shares per month over thirty months and became fully vested on December 1, 2001. Mr. Reilly has exercised this option with respect to 23,000 shares of common stock. The options are non-transferable.

On November 30, 1999, we entered into an additional Non-Qualified Stock Option Agreement with Philip R. Reilly to further induce him to become our Chairman of the Board of Directors. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 351,394 shares of our common stock at $2.875 per share on or before the option’s expiration date of December 31, 2010. These options vested in equal increments of 9,760 shares per month over a period of thirty-six months and became fully vested on November 30, 2002. The options are non-transferable.

Effective on July 1, 1999, we entered into a five-year Research and Technology Transfer Agreement with the University of Sheffield. The agreement provided for the grant of options to purchase 100,000 shares of our common stock. Pursuant to the agreement, we were required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options were granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. The agreement further provided that the University of Sheffield was to receive additional options to purchase 10,000 shares of stock at the current market price each June 30th for each patent that was filed on our behalf during the previous twelve months. As of the date of this report options to purchase 150,000 shares have been granted under this agreement.

Concurrent with the execution of the Research and Technology Transfer Agreement with the University of Sheffield, we entered into a five-year Consulting Services Agreement with the university’s key collaborator, Gordon W. Duff. The agreement provided for the grant of options to purchase up to a total of 100,000 shares of our common stock. Pursuant to the agreement, we were required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options were granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. As of the date of this report, all 100,000 options have been granted under this agreement.

Director Compensation

Our policy is to pay each non-employee member of our Board of Directors $1,000 in cash compensation for each meeting of the Board of Directors attended in person by that director and 15,000 stock options to vest on the first anniversary of the grant date. Each of the current non-employee members of our Board of Directors declined such compensation for 2006 and thus we did not pay them for their Board service.

In February 2006, William J. Viveen, Jr. resigned from as Vice President and the Corporate Controller of Alticor Inc. but continued to serve on our Board until his resignation in June 2006 at which time Dianne E. Bennett replaced him. During the period from February through June 2006, we paid Mr. Viveen $1,000 for his Board service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:
George D. Calvert (Chairman)
Thomas R. Curran, Jr.
Dianne E. Bennett

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which is consists entirely of directors who meet the independence and experience requirements of the American Stock Exchange, on which the company’s shares are listed, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.igenetics.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton, LLP, or independent auditors. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2006, the Audit Committee took the following actions:

•       Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Grant Thornton LLP, our independent auditors;

•       Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•       Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:
Dianne E. Bennett (Chairperson)
George D. Calvert
Thomas R. Curran, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics will be made available to stockholders without charge, upon request in writing to the Corporate Secretary at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

In February 2004, we entered into a Distribution Agreement with Access Business Group International LLC, an affiliate of our major stockholder, Pyxis Innovations Inc. Pursuant to this Agreement, we will establish a clinical laboratory, sell genetic tests to Access Business Group and certain of its affiliates and process these genetic tests in our clinical laboratory. The term of the Agreement is one year from our receipt of all certifications for our clinical laboratory required under the Clinical Laboratory Improvement Act of 1988, as amended. In April 2005, Alticor paid us $2.0 million as a non-refundable advance payment for genetic risk assessment tests to be processed under the terms of the Distribution Agreement.

In June 2004, we entered into a research agreement (Research Agreement II) with Alticor, as amended in September 2004, pursuant to which, Alticor agreed to pay us $2.2 million to conduct research into the development of a test to identify individuals with specific genetic variations that affect how people gain and maintain weight.

In February 2005, Alticor agreed to extend the draw down period of the $1.5 million working capital credit line through 2007.

In March 2005, we entered into an agreement (Research Agreement III) with Alticor to expand the research being performed under Research Agreement I, which we entered into in March 2003, to provide additional funding of $2.7 million over the two years beginning April 1, 2005. Also in March 2005, we entered into an additional research agreement (Research Agreement IV) with Alticor for exploratory research valued at $2.3 million over a two-year period commencing April 1, 2005.

In February 2006, we entered into two new Purchase Agreements with Alticor. The new Purchase Agreements cover two genetic Heath Assessment tests that we developed on behalf of Alticor. These are: 1) the GensonaTM Heart Health Genetic Test, which analyzes DNA variations in the Interleukin-1A and 1B genes to identify whether an individual may have a predisposition for chronically elevated measures of inflammation and an increased risk for heart disease; and 2) the GensonaTM General Nutrition Genetic Test, which analyzes DNA variations in two genes that affect Vitamin B metabolism and four genes that are involved in responding to oxidative stress. These tests are provided exclusively through Quixtar, a subsidiary of Alticor. The GensonaTM Heart Health Genetic Test Purchase Agreement will terminate in March 2008 and is a continuation of the Distribution Agreement, which expired on March 22, 2006. The terms of the agreement provide that $0.6 million of the $2.0 million prepayment under the Distribution Agreement will be applied to purchases made under this agreement. The GensonaTM General Nutrition Genetic Test Purchase Agreement term is through January 2008.

Also in February 2006, the credit facilities with Alticor were amended to provide us with access to an additional $2.0 million of working capital borrowing at any time prior to April 1, 2007. Any amounts borrowed will bear interest at prime plus 1%, require quarterly interest payments and will be due five years from the date of borrowing. In addition, the restrictions on the existing $1.5 million line of credit were removed so that it can be used for general working capital purposes.

In June 2006, we entered into an agreement with Alticor to perform association studies on composite genotypes to skin inflammatory response. The agreement provided $94,000 of funding.

In August 2006, Alticor purchased from us an aggregate of 2,750,037 shares of our common stock for an aggregate purchase price of $15,615,537, or $5.6783 per share. In addition, Alticor also agreed to extend to us a credit line of $14,384,463 of working capital borrowings at any time until August 17, 2008. Any amounts borrowed will bear interest at prime plus 1%, require quarterly interest payments and be due on August 16, 2011. The principal amount of any borrowing under this credit facility is convertible at Alticor’s election into a maximum of 2,533,234 shares of common stock, reflecting a conversion price of $5.6783 per share. As a condition of this financing, we initiated a rights offering of 2,533,234 shares of its common stock to existing shareholders (other than Alticor) at a per share price of $5.6783. Any proceeds received from the rights offering will reduce the availability under the credit facility.

In March 2007, we entered into an agreement, effective January 1, 2007, to expand the research being performed under our current agreements with Alticor through 2007.  The research agreement is expected to provide us with $2.3 million during 2007, on a time and material basis.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. Requests should be directed to Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by Interleukin under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” and “Report of the Audit Committee,” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSAL 1:
AMENDMENT OF OUR CHARTER

The Board of Directors has determined that it is advisable to increase our authorized common stock from 75,000,000 shares to 100,000,000 shares and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to our charter is attached to this proxy statement as Appendix A.

As of March 31, 2007, 68,898,984 common shares were outstanding or reserved for issuance as follows: 27,601,644 shares were outstanding; 28,160,200 shares were reserved for the conversion of the Series A Preferred to common stock; 4,060,288 shares were reserved for the conversion of approximately $2.6 million of debt; 4,000,340 shares were reserved for the exercise of authorized or outstanding stock options; 400,000 shares were reserved for the exercise of outstanding warrants to purchase common stock; 438,402 shares were reserved for the exercise of rights held under the Employee Stock Purchase Plan; 88,055 shares were reserved for issuance to be placed in escrow as initial consideration for the acquisition of the Alan James Group; 2,521,222 shares were reserved for the issuance upon the conversion of convertible notes and 1,628,833 shares were reserved for issuance upon the achievement of certain milestones as additional consideration for the acquisition of the Alan James Group.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate actions in the future. Management believes that the availability of additional authorized shares from time to time in the Board of Directors’ discretion in connection with the possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our charter and the delay and expense incurred in holding special meetings of our stockholders to approve such amendments. Other than as described in the preceeding paragraph, we currently have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding any issuance of a material number of shares of our common stock for any purpose. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

The flexibility of our Board of Directors to issue additional shares of common stock also could enhance our ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed amendment to our charter, the authorized but unissued shares could be used by the Board to discourage, delay or make more difficult a change in control. We are not aware of any pending or proposed effort by any person or entity to acquire control.

We will not solicit further authorization by vote of the common stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the American Stock Exchange or any other stock exchange on which our shares may then be listed. The issuance of the additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Our common stockholders do not have preemptive right to purchase or subscribe for any part of ant new or additional issuance of our securities.

The affirmative votes of a majority of our common stock outstanding and entitled to vote at the Meeting voting as a separate class and a majority of our common stock and preferred stock outstanding and entitled to vote at the Meeting together on an as-converted basis are required to approve the amendment to out Certificate of Incorporation to effect the proposed increase in our authorized shares of common stock.

The Board of Directors recommends a vote “FOR” the proposed amendment to our charter to increase from 75,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock authorized for issuance.

PROPOSAL 2:
RE-ELECT KENNETH S. KORNMAN TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2007 ANNUAL MEETING OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED

Kenneth S. Kornman is assigned to Class I and has been nominated to serve for a three-year term. Dr. Kornman is now a director of the Company. Dr. Kornman has consented to be named and has indicated his intent to serve if elected.

Dr.   Kornman’s biographical information is contained in the section entitled “Management—Our Board of Directors.”

It is the intention of the people named in the enclosed proxy card to vote the proxy for the election of Dr. Kornman. We do not contemplate that Dr. Kornman will become unavailable for any reason, but if he did become unavailable before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, in accordance with the best judgment of the person or persons appointed to vote the proxy.

The enclosed form of the proxy provides a means for the holders of common stock to vote for the nominee listed or withhold authority to vote the nominee. Each properly executed proxy received in time for the Meeting will be voted as specified, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, the shares will be voted for the nominee listed or for another nominee as provided above. The director nominee receiving the affirmative vote of a plurality of the total shares of common stock present in person or represented by proxy and entitled to vote will be elected as directors. Abstentions and broker non-votes will not be included in the vote totals and, therefore, will not affect the outcome of the election.

The Board of Directors recommends a vote “FOR” the election of the individual nominated for election as director, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

PROPOSAL 3:
RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Grant Thornton LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2007. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2006 and 2005. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2006, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2005	2006
Audit fees(1)	$225,535	$487,639
Audit related fees(2)	—	170,805
Tax fees	—	—
All Other Fees	—	—
Total	$225,535	$658,444

(1)          Audit fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements, a review of the interim financial statements included in the quarterly reports and a review of internal controls over financial reporting (Section 404 of the Sarbanes-Oxley Act of 2002).

(2)          Audit related fees consisted of $149,572 related to the acquisition of the Alan James Group and $21,233 related to the review of a Form S-3 filed with the SEC in 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.     Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting, voting together on an as-converted basis, is required to ratify the appointment of the independent public accountants.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

The Board of Directors recommends a vote “FOR” to ratify the appointment of Grant Thornton LLP as independent public accountants, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received no later than January 15, 2008 and not before December 15, 2007. To be considered for presentation at the 2008 Annual Meeting, although not included in the proxy statement, proposals must be received no later than April 14, 2008 and not before December 15, 2007. Proposals received after April 14, 2008 will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, nominations for directors must be received no later than January 15, 2008. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, nominations for directors must be received no later than March 15, 2008. Nominations received after March 15, 2008 will not be voted on at the Annual Meeting. If a nomination is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the nomination under circumstances consistent with the proxy rules of the SEC. All nominations for directors should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts
May 8, 2007

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available to beneficial owners of our common stock without charge upon written request to Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERLEUKIN GENETICS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Interleukin Genetics, Inc. (the “Corporation”).
SECOND:

The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article IV in its entirety and by substituting in lieu thereof the following:

“ARTICLE IV. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 106,000,000 shares, consisting of 100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 6,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Kenneth S. Kornman, its President, this ____ day of June, 2007.

INTERLEUKIN GENETICS, INC.
By:
Kenneth S. Kornman
President

A-1

INTERLEUKIN GENETICS, INC.

135 BEAVER STREET

WALTHAM, MA 02452

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2007

INTERLEUKIN GENETICS, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April [ ], 2007 in connection with the Annual Meeting of Stockholders of Interleukin Genetics, Inc. (the “Company”) to be held at 10:00 a.m. on Tuesday, June 12, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at The Chrysler Center, 666 Third Avenue, New York, NY 10017 and hereby appoints Timothy J. Richerson and David A. Finkelstein, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the Proposal.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.                 Proposal 1: to approve amendment to our charter to increase from 75,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock authorized for issuance.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                 Proposal 2: to re-elect Kenneth S. Kornman to serve on the Board of Directors until the 2010 Annual Meeting or until his successor is elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                 Proposal 3: to ratify the appointment of Grant Thornton LLP as the company’s independent public accountants for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒             Please mark votes as in this example.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date
Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

THANK YOU FOR VOTING.